                                                                    EXHIBIT 3(a)

                           ARTICLES OF ORGANIZATION
                                      OF
                                CLECO POWER LLC

     The undersigned member (the "Member") of Cleco Power LLC (the "Company") hereby adopts the following Articles of Organization (the "Articles") of the Company pursuant to Title 12, Chapter 22 of the Louisiana Revised Statutes, the Louisiana Limited Liability Company Law (the "LaLLCL").


                                   ARTICLE I
                                   ---------

                                     Name
                                     ----

     The name of the Company is:


                                Cleco Power LLC


                                  ARTICLE II
                                  ----------

                                    Purpose
                                    -------

     The purpose of the Company is to conduct any lawful business for which limited liability companies may be formed under Louisiana law.


                                  ARTICLE III
                                  -----------

                                    Member
                                    ------

     The name and address of the sole Member of the Company is:

          Cleco Corporation
          2030 Donahue Ferry Road
          Pineville, LA 71360-5226

                                  ARTICLE IV
                                  ----------

                                   Managers
                                   --------

     4.1  Authority of Managers.  The Member shall appoint Managers from time to
          ---------------------
time. The initial Managers shall be the persons listed on the Initial Report of the Company filed with the Secretary of State. Said Managers, acting in accordance with the "Management Provisions" in Section 6 of the Company's Operating Agreement, shall have all powers necessary or appropriate to manage the business and affairs of the Company including, by way of illustration and not by way of limitation, the following:

     (a) the power to acquire and manage property, real or personal, immovable or movable, corporeal or incorporeal, in the name of the Company, by purchase, lease, exchange, or otherwise, for such consideration and on such terms as the Managers, in their sole discretion, deem appropriate;

     (b) the power to establish title and other restrictions affecting any property owned by the Company;

     (c) the power to borrow money for Company purposes, in such amounts and on such terms as the Managers, in their sole discretion, deem appropriate, and the power to mortgage, pledge or otherwise encumber any Company property, real or personal, immovable or movable, corporeal or incorporeal. Such mortgages, pledges and other collateral documents may contain provisions for confession of judgment, pact de non alienando, waiver of notices and appraisement, sale by executory process and other provisions commonly found in collateral documents in the State of Louisiana;

     (d) the power to incur indebtedness or obligations on behalf of the Company whether or not in the ordinary course of its business;

     (e) the power to mortgage, pledge or encumber any, all or substantially all of the assets of the Company in connection with the incurrence of indebtedness, obligations or guaranties by or for the benefit of the Company or its affiliates. Such documents may contain provisions authorized in subparagraph 4.1(c) above;

     (f) the power to alienate, lease, encumber, exchange or otherwise dispose of Company property, real or personal, immovable or movable, corporeal or incorporeal (but subject to the power reserved to the Member in subparagraph 4.2(c) of these Articles);

     (g) the power to construct improvements on, demolish, rehabilitate, refurbish or otherwise alter any of the Company's property;

     (h) the power to hire, employ or contract with any provider of services whom the Managers, in their sole discretion, choose to perform services for the Company;

     (i) the power to authorize and perform contracts pertaining to the Company's affairs, business, concerns and matters of whatever nature and kind, without any exception or reservation whatsoever except only as expressly reserved to the Member in paragraph 4.2 of these Articles;

     (j) the power to institute, defend and/or settle any litigation involving the Company or its affairs, as the occasion shall require;

     (k)  the power to lend money for Company purposes;

     (l) the power to remove Managers to the extent provided in the Operating Agreement of the Company or to elect or remove officers;

     (m) the power to make various elections for federal, state and local tax purposes;

     (n) the power to establish bank accounts and engage in usual and customary banking transactions; and

     (o) the power to exercise any and all other powers that are vested in the Managers by the other provisions of these Articles, the Company's Operating Agreement or by operation of Louisiana law.

     4.2  Powers Reserved to the Member.  The Member shall have exclusive power
          -----------------------------
and authority to approve:

     (a)  the election or removal of the Managers;

     (b)  the dissolution and winding up of the Company;

     (c) the sale, exchange, lease or other transfer of all or substantially all of the assets of the Company (but not limiting the power granted to the Managers in subparagraph 4.1(c) and (e) of these Articles);

     (d)  the merger or consolidation of the Company; and

     (e)  an amendment to the Articles or the Company's Operating Agreement.

     4.3  Shared Powers.  The Managers and the Member shall have the power and
          -------------
authority to fill vacancies on the Board of Managers. This power shall be in addition to the power of the Member to elect Managers as provided in Section 4.2(a) of these Articles.

     4.4  No Limitations in Operating Agreement.  Third parties are entitled to
          -------------------------------------
rely on these Articles and no power granted herein shall be limited by the Company's Operating Agreement. In the event of a conflict between these Articles and the Company's Operating Agreement, these Articles shall govern.

                                   ARTICLE V
                                   ---------

                Limitation of Member's and Manager's Liability
                ----------------------------------------------

     No Member or Manager shall be personally liable for any monetary damages for breach of any duty provided for in Section 1314 of the LaLLCL, except as otherwise provided in Section 1315B of the LaLLCL. If the LaLLCL is amended to authorize any further elimination or limitation of the personal liability of the Member or any Manager, then the liability of the Member or any Manager shall be eliminated or limited to the fullest extent permitted by the LaLLCL, as so amended. Any repeal or modification of this Article by the Company shall not adversely affect any right or protection of the Member or any Manager under this Article with respect to any act or omission occurring prior to the time of such repeal or modification.


                                  ARTICLE VI
                                  ----------

                          Right to Rely on Authority
                          --------------------------

     In accordance with the provisions of La. R.S. 12:1305(C)(5), any Manager is authorized to execute certificates which establish the membership of any Member, the authenticity of any records of the Company, and the authority of any person (including the certifying Manager or any other Manager) to act on behalf of the Company, including but not limited to, providing a statement of those persons with the authority to take the actions referred to in La. R.S. 12:1318(B). Persons dealing with the Company may rely upon these certificates.

     THUS DONE AND PASSED, on this 11th day of December, 2000, before me, the undersigned Notary Public, duly commissioned and qualified in and for Rapides Parish, Louisiana, by the personal appearance of Mark H. Segura, a duly authorized representative of Cleco Corporation who acknowledged and declared under oath, in the presence of the two undersigned witnesses, that he signed these Articles of Organization as his own free act and deed for the purposes stated herein.


/s/ R. O'Neal Chadwick, Jr.                  CLECO CORPORATION
--------------------------------
Witness

                                             By: /s/ Mark H. Segura
                                                ----------------------------
                                                Name:  Mark H. Segura
/s/ Betty A. Pospisil                           Title: Senior Vice President
--------------------------------
Witness


                           /s/ Carol R. Moris
                           ---------------------------
                                 NOTARY PUBLIC
                           Rapides Parish, Louisiana

                                ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF RAPIDES

     BE IT KNOWN that on this 11th day of December, 2000, before me the undersigned Notary Public duly commissioned and qualified in and for Rapides Parish, Louisiana, personally came and appeared Mark H. Segura, a duly authorized representative of Cleco Corporation, known to me to be the identical person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses that he executed the above and foregoing instrument as his own free will, as his own act and deed, and for the uses and purposes therein expressed.


WITNESSES:


/s/ R. O'Neal Chadwick, Jr.              /s/ Mark H. Segura
--------------------------------         -----------------------------------
                                         Mark H. Segura
                                         Senior Vice President



/s/ Betty A. Pospisil
--------------------------------



                              /s/  Carol R. Moris
                         ------------------------------
                                 NOTARY PUBLIC

                                INITIAL REPORT

                                      OF

                                CLECO POWER LLC

1. The location and municipal address of the registered office of the limited liability company is:

          2030 Donahue Ferry Road
          Pineville, LA 71360-5226

2. The limited liability company's registered agent and his municipal address is:

          R. O'Neal Chadwick, Jr.
          2030 Donahue Ferry Road
          Pineville, LA 71360-5226

3.   The sole member of the limited liability company is:

          Cleco Corporation
          2030 Donahue Ferry Road
          Pineville, LA 71360-5226

4. The initial managers of the limited liability company and their municipal addresses are:

          Sherian G. Cadoria                    Elton R. King
          2030 Donahue Ferry Road               2030 Donahue Ferry Road
          Pineville, LA 71360-5226              Pineville, LA 71360-5226

          Richard B. Crowell                    A. DeLoach Martin, Jr.
          2030 Donahue Ferry Road               2030 Donahue Ferry Road
          Pineville, LA 71360-5226              Pineville, LA 71360-5226

          David M. Eppler                       Robert T. Ratcliff
          2030 Donahue Ferry Road               2030 Donahue Ferry Road
          Pineville, LA 71360-5226              Pineville, LA 71360-5226

          J. Patrick Garrett                    Edward M. Simmons
          2030 Donahue Ferry Road               2030 Donahue Ferry Road
          Pineville, LA 71360-5226              Pineville, LA 71360-5226

          F. Ben James, Jr.                     William H. Walker, Jr.
          2030 Donahue Ferry Road               2030 Donahue Ferry Road
          Pineville, LA 71360-5226              Pineville, LA 71360-5226



                               CLECO CORPORATION


                              By: /s/ Mark H. Segura
                                  ----------------------------
                                  Name:  Mark H. Segura
                                  Title: Senior Vice President

                                ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF RAPIDES

     BE IT KNOWN that on this 11th day of December, 2000, before me the undersigned Notary Public duly commissioned and qualified in and for Rapides Parish, Louisiana, personally came and appeared Mark H. Segura, a duly authorized representative of Cleco Corporation, known to me to be the identical person who executed the above and foregoing instrument, who declared and acknowledged to me, Notary, in the presence of the undersigned competent witnesses that he executed the above and foregoing instrument as his own free will, as his own act and deed, and for the uses and purposes therein expressed.


WITNESSES:


/s/ R. O'Neal Chadwick, Jr.             /s/ Mark H. Segura
--------------------------------        ----------------------------
                                        Mark H. Segura
                                        Senior Vice President



/s/ Betty A. Pospisil
--------------------------------



                              /s/  Carol R. Moris
                         ------------------------------
                                 NOTARY PUBLIC

                          AFFIDAVIT OF ACKNOWLEDGMENT
                      AND ACCEPTANCE BY REGISTERED AGENT


TO:  THE SECRETARY OF STATE
     STATE OF LOUISIANA



     STATE OF LOUISIANA
     PARISH OF ORLEANS

     On this 11th day of December, 2000, before me, a Notary Public duly commissioned and qualified in and for Orleans Parish, Louisiana, personally came and appeared R. O'Neal Chadwick, Jr., to me known, who being duly sworn, acknowledged to me that he does hereby accept the appointment as registered agent of Cleco Power LLC, which is a limited liability company authorized to transact business in the State of Louisiana pursuant to Title 12, Chapter 22 of the Louisiana Revised Statutes.



                                    /s/ R. O'Neal Chadwick, Jr.
                                    -----------------------------------
                                    R. O'Neal Chadwick, Jr.
                                    Registered Agent



Sworn to and subscribed before me
this 11th day of December, 2000.



       /s/ Carol R. Moris
---------------------------------
        NOTARY PUBLIC